EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 18, 2015, with respect to the financial statements and supplemental schedule included in the Annual Report of Northwest Natural Gas Company Retirement K Savings Plan on Form 11-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Northwest Natural Gas Company on Form S-8 (File No. 333-180350).
/s/ GRANT THORNTON LLP
Portland, Oregon
June 18, 2015